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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 23, 2003

                             The Enstar Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                GEORGIA                                    0-07477                                  63-0590560
(State or other jurisdiction of incorporation)      (Commission File Number)           (IRS Employer Identification Number)


                               401 MADISON AVENUE
                           MONTGOMERY, ALABAMA 36104
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (334) 834-5483


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

         On December 23, 2003, The Enstar Group, Inc. issued a press release (the "Press Release") announcing the sale of its interest in B-Line LLC to B-Line Holdings LLC, an affiliate of Golden Gate Capital, for cash of approximately $7.7 million, net of expenses. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                   99.1    Text of Press Release of Enstar, dated December 23,
                           2003.

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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    January 2, 2004


                         THE ENSTAR GROUP, INC.




                         By: /s/ Cheryl D. Davis
                            ----------------------------------------------------
                            Cheryl D. Davis
                            Chief Financial Officer, Vice President of Corporate Taxes and Secretary